UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2008 (May 5, 2008)
FRANKLIN BANK CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50518 (Commission File Number)	11-3626383 (I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 680	Houston, Texas 77042

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code           (713) 339-8900
                              Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On May 5, 2008 (the “ Notice Date “), Franklin Bank Corp. (“ Franklin “) received notice of default dated May 1, 2008 (“ Notice of Default “) from The Bank of New York Trust Company, N.A., as trustee (the “ Trustee “), under the indentures related to Franklin’s 4% Contingent Convertible Senior Notes Due 2027 (the “ Notes “). The Notes are governed by the Senior Indenture dated as of April 9, 2007 by and between Franklin and the Trustee (the “ Base Indenture “), as supplemented by the First Supplemental Indenture dated as of April 18, 2007 (the “ Supplemental Indenture “ and, together with the Base Indenture, the ” Indentures “).
     Under the Indentures, Franklin must file all reports and other information that it is required to file with the Securities and Exchange Commission (the “ Commission “) within the time required by the Commission’s rules. As previously disclosed, Franklin did not timely file with the Commission its Annual Report on Form 10-K for the year ended December 31, 2007, and has failed to comply with such covenant. Under the Indentures, the failure of Franklin to comply with this covenant, if it continues for a period of 90 days after the Notice Date (until August 3, 2008) (the ” Grace Period “), will constitute an Event of Default, as that term is defined in the Indentures.
     If Franklin fails to cure the default during the Grace Period, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable immediately (“ Acceleration “), subject to Franklin’s right to defer Acceleration by the payment of Special Interest (as defined below). As of the Notice Date, there was $82 million in aggregate principal amount of Notes outstanding.
     The Supplemental Indenture provides that Franklin, in its sole discretion, may elect to delay Acceleration by accruing additional interest on the Notes equal to an annual rate of 0.50% (the ” Special Interest “) for up to 120 days after the Grace Period ends, thereby deferring Acceleration for such 120-day period.
     If Franklin files the Form 10-K and files all reports and other information that it is required to file with the Commission prior to expiration of the Grace Period, Acceleration will not occur. If the default has not been remedied prior to the expiration of the Grace Period, Franklin may elect to accrue Special Interest on the Notes and defer Acceleration for up to an additional 120 days (until December 1, 2008). If Franklin makes this election and files the Form 10-K and files all reports and other information that it is required to file with the Commission prior to the expiration of the 120-day period, Acceleration will not occur. If necessary to avoid Acceleration, Franklin intends to make this election prior to the end of the Grace Period.

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.
Dated: May 9, 2008	By:	/s/ Russell McCann
Russell McCann
Chief Financial Officer and Treasurer